UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2021

TG Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32639	36-3898269
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

2 Gansevoort Street, 9th Floor

New York, New York 10014

(Address of Principal Executive Offices)

(212) 554-4484

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities filed pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	TGTX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On February  5, 2021, TG Therapeutics, Inc. (“TG” or the “Company”) issued a press release announcing that the U.S. Food and Drug Administration (the “FDA”) has approved UKONIQ™ (umbralisib), for the treatment of adult patients with relapsed or refractory marginal zone lymphoma (MZL) who have received at least one prior anti-CD20 based regimen and adult patients with relapsed or refractory follicular lymphoma (FL) who have received at least three prior lines of systemic therapy.

UKONIQ is the first and only, oral, once daily, inhibitor of phosphoinositide 3 kinase (PI3K) delta and casein kinase 1 (CK1) epsilon. Accelerated approval was granted for these indications based on overall response rate (ORR) data from the Phase 2 UNITY-NHL Trial (NCT02793583). Continued approval for these indications may be contingent upon verification and description of clinical benefit in a confirmatory trial. This application was granted priority review for the MZL indication. In addition, UKONIQ was granted Breakthrough Therapy Designation (BTD) for the treatment of MZL and orphan drug designation (ODD) for the treatment of MZL and FL.

A copy of the Company’s press release is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 5, 2021.

Exhibit 104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TG Therapeutics, Inc.
(Registrant)

Date: February 8, 2021	By:	/s/ Sean A. Power
Sean A. Power
Chief Financial Officer